Exhibit 99.1

FOR IMMEDIATE RELEASE

THL Credit Announces First Quarter 2013 Financial Results

Declares a Dividend of $0.34 Per Share

BOSTON – May 6, 2013 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit” or the “Company”), a direct lender to middle market companies, today announced financial results for its fiscal first quarter ended March 31, 2013. Additionally, THL Credit announced that its Board of Directors has declared a second fiscal quarter 2013 dividend of $0.34 per share payable on June 28, 2013, to stockholders of record as of June 14, 2013. This represents an increase of $0.01 per share over the prior quarter’s dividend.

HIGHLIGHTS

($ in millions, except per share amounts)
	As of March 31, 2013
Portfolio results
Total assets	$445.0
Investment portfolio, at fair value	$431.1
Net assets	$347.4
Net asset value per share	$13.20
Weighted average yield on investments	13.7%

	Quarter ended March 31, 2013	Quarter ended March 31, 2012
Portfolio activity
Total investments made, at par	$58.0	$36.7
Number of new portfolio companies	5	2
Number of portfolio companies at end of period	40	26
Operating results
Total investment income	$14.4	$10.7
Net investment income	$7.4	$6.2
Net increase in net assets from operations	$8.6	$5.7
Net investment income per share	$0.28	$0.31
Dividends declared	$0.33	$0.29

“This was another solid quarter for the firm and represents marked progress year-over-year,” said James K. Hunt, chief executive officer of THL Credit. “We are pleased with the five new investments we made this quarter as well as the more limited amount of prepayment activity during the quarter compared to recent quarters. Apart from some regularly scheduled amortization and planned sell down of our holdings in Gold, Inc., we continued with our strategy of prudent and patient growth in the portfolio, which when coupled with increased leverage, we believe will drive earnings growth going forward. Our pipeline, particularly unsponsored transactions, remains active and we have $150 million of borrowing capacity as of March 31, 2013 under our newly upsized and extended credit facility closed in March to fund near term investment opportunities.”

PORTFOLIO AND INVESTMENT ACTIVITY

In the first quarter, THL Credit closed on $58.0 million in five new investment transactions and a small follow-on investment in one existing portfolio company.

Notable activity for the quarter included:

•

$12.0 million investment in the senior secured term loan of Embarcadero Technologies, Inc., a provider of database management solutions for companies and independent software developers, headquartered in San Francisco, CA;

•

$20.4 million investment in the subordinated term loan of Tri-Starr Management Services, Inc., a distribution, technology and integrated third-party logistics provider, headquartered in Portsmouth, NH;

•

$8.1 million investment in the second lien term loan of Connecture, Inc., a provider of web-based health insurance marketplace systems and administration technology for insurance companies, headquartered in Brookfield, WI;

•	$10.0 million investment in the subordinated notes of Adirondack Park CLO Ltd., a collateralized loan obligation (“CLO”) managed by GSO;

•	$6.9 million investment in the subordinated notes of Sheridan Square CLO Ltd., a CLO managed by GSO; and

•	$17.9 million sale of THL Credit’s investment in Gold, Inc. to THL Credit Greenway Fund II LLC and outside investors as anticipated at the time of THL Credit’s initial investment in December 2012.

These transactions bring the total fair value of THL Credit’s investment portfolio to $431.1 million across 40 portfolio companies at the end of the first quarter. As of March 31, 2013, the weighted average yield of the debt and income-producing securities in the investment portfolio at their current cost basis was 13.7 percent. The weighted average yield on the debt investments alone at their current cost basis was 13.6 percent. As of March 31, 2013, no loans were on non-accrual status.

As of March 31, 2013, THL Credit’s investment portfolio at fair value was allocated 26 percent in first lien debt, including unitranche investments, 18 percent in second lien debt, 43 percent in subordinated debt, 11 percent in income-producing securities and 2 percent in equity securities.

This compares to its portfolio as of Dec. 31, 2012, which had a fair value of $394.3 million across 34 companies allocated 26 percent in first lien debt, 18 percent in second lien debt, 47 percent in subordinated debt, 7 percent in income-producing securities and 2 percent in equity securities. The weighted average yield of the debt and income-producing securities in the investment portfolio at their cost basis as of Dec. 31, 2012, was 13.9 percent. The weighted average yield on the debt investments alone at their cost basis as of Dec. 31, 2012, was 13.7 percent.

RESULTS OF OPERATIONS

Investment income

Total investment income for the three months ended March 31, 2013 and 2012 was $14.4 million and $10.7 million, respectively, and consisted of $12.7 million and $9.6 million of interest income on debt securities (which included $1.1 million and $0.8 million, respectively, of PIK interest and $0 and $0.1 million, respectively, of prepayment premiums), $1.2 million and $0.5 million of interest income on income-producing securities and $0.5 million and $0.6 million of other income, respectively, primarily related to fees from THL Credit’s portfolio companies, THL Credit Greenway Fund LLC (“Greenway”) and THL Credit Greenway Fund II LLC (“Greenway II”).

The increase in the investment income compared to the same periods in prior years is due to the growth of THL Credit’s investment portfolio.

Expenses

Expenses for the three months ended March 31, 2013 and 2012 were $7.0 million and $4.6 million, respectively. Base management fees for the same periods were $1.5 million and $1.0 million; incentive fees for the same periods totaled $2.3 million and $1.4 million, which included $0.4 million and ($0.1) million of incentive fee expense (income) related to unrealized appreciation and depreciation on investments; administrator and other expenses for the same periods totaled $1.6 million and $1.5 million; and fees and expenses related to THL Credit’s credit facility for the same periods totaled $1.6 million and $0.7 million, respectively.

The increase in base management fees and incentive fee expense is due to the growth in both the investment portfolio and net investment income. The increase in expenses and fees related to the credit facility is due to the level of borrowings, the increased commitment size of the revolving and term loan credit facilities and one-time amortization expenses related to deferred financing costs associated with an amendment.

Net investment income

Net investment income totaled $7.4 million and $6.2 million, or $0.28 and $0.31 per share based upon weighted average common shares outstanding, for the three months ended March 31, 2013 and 2012, respectively.

The increase in net investment income compared to the same period in the prior year is due to the growth of THL Credit’s investment portfolio.

Net change in unrealized appreciation on investments

For the three months ended March 31, 2013 and 2012, THL Credit’s investment portfolio had a net change in unrealized appreciation of $1.7 million and ($0.5) million, respectively. As of March 31, 2013 and Dec. 31, 2012, net unrealized appreciation on investments was $4.3 million and $2.6 million, respectively.

The net change in unrealized appreciation compared to the same period in the prior year was driven by changes in capital market conditions and in the financial performance of certain portfolio companies.

Provision for taxes on unrealized appreciation on investments

For the three months ended March 31, 2013, the provision for taxes on unrealized appreciation on investments was $0.5 million. There was no provision for taxes on unrealized appreciation on investments for the three months ended March 31, 2012.

Realized and unrealized gain (loss) on interest rate derivative

For the three months ended March 31, 2013, THL Credit’s interest rate derivative agreement, which was entered into on May 10, 2012, had unrealized appreciation of $0.1 million, which was due to capital markets changes impacting interest rate swap spreads. THL Credit also recognized a realized loss related to amounts paid on the interest rate derivative of $0.1 million.

Net increase in net assets resulting from operations

Net increase in net assets resulting from operations totaled $8.6 million and $5.7 million, or $0.33 and $0.28 per share, respectively, for the three months ended March 31, 2013 and 2012, respectively.

This increase in net assets from operations is due to the continued growth in net investment income, which is a result of growing the portfolio and the net change in unrealized appreciation on investments.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2013, THL Credit had cash of $0.8 million.

THL Credit’s liquidity and capital resources are derived from its revolving credit facility, term loan facility, equity raises and cash flows from operations, including investment sales and repayments, and income earned. Its primary use of funds from operations includes making investments in portfolio companies, payment of dividends to stockholders and funding operating expenses it incurs. THL Credit used, and expects to continue to use, these capital resources, together with proceeds from the turnover within the portfolio and from future public and private offerings of securities to finance its investment objectives.

On March 15, 2013, THL Credit closed an additional $50.0 million of commitments to its senior secured revolving loan and term loan credit facilities (the “Credit Facility”), which brings the aggregate size of the Credit Facility to $240.0 million of commitments. At March 31, 2013, THL Credit had $70.0 million in outstanding borrowings on its term loan and $19.9 million outstanding on its revolving credit facility with a weighted average interest rate of 4.05 percent. THL Credit borrowed $87.7 million under its revolving credit facility and increased the size of its term loan facility by $20.0 million for the three months ended March 31, 2013 and repaid $67.9 million on its revolving credit facility with proceeds from the increase in its term loan facility in March 2013, investment sales and income earned.

For the three months ended March 31, 2013, THL Credit’s operating activities used cash of $33.8 million primarily in connection with the purchase of investments, and its financing activities provided cash of $39.9 million from the net proceeds received from net borrowings and used cash of $10.0 million for the payment of dividends to stockholders and financing costs related to the credit facility.

For the three months ended March 31, 2012, THL Credit’s operating activities used cash of $16.1 million primarily in connection with the purchase of investments and used cash of $6.9 million for the payment of dividends to stockholders.

RECENT DEVELOPMENTS

On April 11, 2013, THL Credit received $19.3 million in proceeds in connection with the realization of a subordinated debt investment in one of its portfolio companies, which included a prepayment premium. In addition, THL Credit received $1.2 million in dividend proceeds from its equity holdings in the portfolio company. THL Credit subsequently closed on a $15.0 million second lien investment in the portfolio company on April 19, 2013.

CONFERENCE CALL

THL Credit will host a conference call to discuss these results and its business outlook on May 7, 2013, at 8:30 a.m. Eastern Daylight Time. The conference call will be led by James K. Hunt, chief executive officer, and Terrence W. Olson, chief operating officer and chief financial officer, and W. Hunter Stropp, co-president.

For those wishing to participate by telephone, please dial (877) 375-9141 (domestic) or (253) 237-1151 (international). Use passcode 31523302. THL Credit will also broadcast the conference call live via its website at www.thlcredit.com. Starting approximately two hours after the conclusion of the call, a replay will be available through May 14, 2013, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 31523302. The replay will also be available on the Company’s website.

AVAILABLE INFORMATION

THL Credit’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on its website at www.thlcredit.com.

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2013 (unaudited)	December 31, 2012
Assets
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $426,707,073 and $391,698,777, respectively)	$431,046,940	$394,339,072
Non-controlled, affiliated investments (cost of $11,355 and $10,062, respectively)	11,355	10,062

Total investments at fair value (cost of $426,718,428 and $391,708,839, respectively)	431,058,295	394,349,134
Cash	827,591	4,818,614
Deferred financing costs	4,803,052	3,817,044
Interest receivable	6,540,028	2,594,082
Due from affiliate	657,501	420,301
Receivable for paydown of investment	898,674	125,000
Prepaid expenses and other assets	174,829	134,319

Total assets	$444,959,970	$406,258,494

Liabilities
Loans payable	$89,850,000	$50,000,000
Accrued incentive fees	3,258,933	3,277,937
Base management fees payable	1,523,469	1,514,422
Dividends payable	—	1,315,760
Interest rate derivative	911,473	1,053,221
Accrued expenses	713,986	739,149
Accrued credit facility fees and interest	272,977	115,013
Deferred tax liability	982,436	453,558
Accrued administrator expenses	8,454	304,491
Due to affiliate	23,186	—

Total liabilities	97,544,914	58,773,551
Net Assets
Preferred stock, par value $0.001 per share, 100,000,000 preferred shares authorized, no preferred shares issued and outstanding	—	—
Common stock, par value $0.001 per share, 100,000,000 common shares authorized, 26,315,202 shares issued and outstanding at March 31, 2013 and December 31, 2012	26,315	26,315
Paid-in capital in excess of par	343,722,878	343,722,878
Net unrealized appreciation on investments, net of provision for taxes	3,357,432	2,186,737
Net unrealized depreciation on interest rate derivative	(911,473)	(1,053,221)
Interest rate derivative periodic interest payments, net	(283,644)	(179,581)
Accumulated net realized gain	348,548	348,548
Accumulated undistributed net investment income	1,155,000	2,433,267

Total net assets	347,415,056	347,484,943

Total liabilities and net assets	$444,959,970	$406,258,494

Net asset value per share	$13.20	$13.20

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the three months ended March 31,
	2013	2012
Investment Income:
From non-controlled, non-affiliated investments:
Interest income	$13,889,640	$10,150,323
Other income	34,630	68,934
From non-controlled, affiliated investments:
Other income	498,363	530,334

Total investment income	14,422,633	10,749,591
Expenses:
Incentive fee	2,311,768	1,426,248
Base management fees	1,523,469	1,039,310
Credit facility interest and fees	1,094,206	452,833
Administrator expenses	888,910	823,892
Amortization of deferred financing costs	495,942	211,630
Other general and administrative expenses	235,636	177,327
Professional fees	226,917	205,678
Directors’ fees	127,375	134,875
Insurance expenses	112,660	105,810

Total operating expenses	7,016,883	4,577,603

Net investment income	7,405,750	6,171,988
Interest rate derivative periodic interest payments, net	(104,063)	—

Net change in unrealized appreciation on:
Non-controlled, non-affiliated investments	1,699,573	(465,010)
Non-controlled, affiliated investments	—	(632)

Net change in unrealized appreciation	1,699,573	(465,642)

Provision for taxes on unrealized appreciation on investments	(528,878)	—
Net change in unrealized depreciation on interest rate derivative	141,748	—

Net increase in net assets resulting from operations	$8,614,130	$5,706,346

Net investment income per common share:
Basic and diluted	$0.28	$0.31
Net increase in net assets resulting from operations per common share:
Basic and diluted	$0.33	$0.28
Weighted average shares of common stock outstanding:
Basic and diluted	26,315,202	20,220,200

ABOUT THL CREDIT

THL Credit is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company (BDC) under the Investment Company Act of 1940. THL Credit’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies.

THL Credit is headquartered in Boston, with additional investment teams in Los Angeles, New York and Houston. THL Credit is a direct lender to middle market companies and invests in subordinated, or mezzanine, debt and second lien secured debt, which may include an associated equity component such as warrants, preferred stock or other similar securities. THL Credit also selectively invests in first lien secured loans that generally have structures with higher interest rates, which include unitranche investments, or loan structures that combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. In certain instances THL Credit will also make direct equity investments, including equity investments into or through funds, and may also selectively invest in more broadly syndicated first lien secured loans from time to time. THL Credit’s investment activities are managed by THL Credit Advisors LLC, an investment adviser registered under the Investment Advisers Act of 1940.

FORWARD-LOOKING STATEMENTS

Statements made in this press release may constitute forward-looking statements. Such statements reflect various assumptions by THL Credit concerning anticipated results and are not guarantees of future performance. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the factors described from time to time in filings by THL Credit with the Securities and Exchange Commission. THL Credit undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Terrence W. Olson, COO & CFO

800-450-4424

Media Contact:

Sard Verbinnen & Co

Matt Benson

212-687-8080

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